Exhibit 21

SUBSIDIARIES OF REGISTRANT

	Percent	Names Under Which	State of
Name of Subsidiary	Ownership	Subsidiaries Do Business	Incorporation

Investors Title Insurance Company	100%	Investors Title Insurance Company	North Carolina

National Investors Title Insurance Company	100%	National Investors Title Insurance Company	Texas

Investors Title Exchange Corporation	100%	Investors Title Exchange Corporation	North Carolina

Investors Title Accommodation Corporation	100%	Investors Title Accommodation Corporation	South Carolina

Investors Title Management Services, Inc.	100%	Investors Title Management Services, Inc.	North Carolina

Investors Title Commercial Agency, LLC	100%	Investors Title Commercial Agency, LLC	North Carolina

Investors Trust Company	100%	Investors Trust Company	North Carolina

National Investors Holdings, LLC	100%	National Investors Holdings, LLC	Texas

United Title Agency, LLC	100%	United Title Agency, LLC	Michigan

University Title Company	100%	University Title Company	Texas

SearchCONNECT, LLC	100%	SearchCONNECT, LLC	South Carolina

RealTaxConnect, LLC	100%	RealTaxConnect, LLC	Texas

BCAC, LLC	100%	BCAC, LLC	Texas

DTV, LLC	100%	DTV, LLC	Texas